Exhibit 99.1

Chase Credit Card Master Trust

Trust Performance by Series - February 2010

Series Deal Size Expected Maturity		2003-4 $725MM 10/15/2013
Yield *		17.68%
Less:	Coupon	0.59%
	Servicing Fee	1.50%
	Net Credit Losses	9.90%
Excess Spread :
	February-10	5.69%
	January-10	0.95%
	December-09	6.56%
Three Month Average Excess Spread		4.40%

Delinquency:
	30 to 59 Days	1.13%
	60 to 89 Days	0.96%
	90+ Days	2.78%
	Total	4.87%
Principal Payment Rate		15.65%

*	Yield for the February 2010 Monthly Period reflects an increase in finance charge collections due to a change in the allocation of payments as a result of implementation of the Credit CARD Act of 2009.